UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 2, 2021, Regional Management Corp. (the “Company”) issued a press release announcing financial results for the three and nine months ended September 30, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On November 2, 2021, the Company will host a conference call to discuss financial results for the three and nine months ended September 30, 2021. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and the presentation is furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

On October 27, 2021, Regional Management Corp. (the “Company”) notified RSM US LLP (“RSM”) of its dismissal as the Company’s independent registered public accounting firm effective upon the completion of RSM’s audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2021.  The Audit Committee of the Company’s Board of Directors (the “Audit Committee”) approved the dismissal of RSM pursuant to authority specified in its charter following consideration of a competitive proposal process conducted in the second half of 2021.

Neither of the audit reports of RSM on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2019 and December 31, 2020 contained an adverse opinion or disclaimer of opinion, and neither such audit report was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2019 and December 31, 2020 and the subsequent interim periods through October 27, 2021, there were: (i) no disagreements (as that term is defined in Item 304 of Regulation S-K) between the Company and RSM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreement in connection with its reports; and (ii) no events reportable pursuant to Item 304(a)(1)(v) of Regulations S-K.

The Company provided RSM with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that RSM furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of RSM’s letter dated November 2, 2021 is filed as Exhibit 16.1 hereto.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On October 27, 2021, the Audit Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter.  The Audit Committee approved Deloitte’s engagement pursuant to authority specified in its charter.

During the fiscal years ended December 31, 2020 and December 31, 2019 and the subsequent interim periods through October 27, 2021, neither the Company nor anyone on its behalf has consulted with Deloitte regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 8.01. Other Events.

On November 2, 2021, the Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.25 per share of outstanding common stock, payable on December 15, 2021 to stockholders of record as of the close of business on November 24, 2021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from RSM US LLP, dated November 2, 2021.
99.1	Press Release issued by Regional Management Corp. on November 2, 2021, announcing financial results for Regional Management Corp. for the three and nine months ended September 30, 2021.
99.2	Presentation of Regional Management Corp., dated November 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: November 2, 2021	By:	/s/ Harpreet Rana
	Name:	Harpreet Rana
	Title:	Executive Vice President and Chief Financial Officer

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